Exhibit 10.10

OREXIGEN THERAPEUTICS, INC.

Performance Stock Unit Award Agreement

Orexigen Therapeutics, Inc. (the “Company”) hereby grants you, [●] (the “Employee”), an award of Performance Stock Units (“Performance RSUs”) under the Company’s 2007 Equity Incentive Award Plan (the “Plan”), the terms of which are hereby incorporated by reference. The date of this Performance Stock Unit Award Agreement, which includes Appendix A attached hereto and incorporated herein (the “Agreement”), is [●]. Subject to the terms of this Agreement and of the Plan, the principal features of this award are as follows:

Number of Performance RSUs: [●]

Date of Grant: February     , 2016

Vesting Terms of Performance RSUs: Up to twenty percent (20%) of each Tranche of the Performance RSUs will vest, if at all, on each of the first five anniversaries of the Date of Grant, subject to the Performance Conditions first becoming earned (“Earned Performance RSUs”) in accordance with the terms set forth in the following table:

Tranche	Applicable Performance Condition
One-third of the Performance RSUs	20-day average trading price of the Shares equals at least $6
One-third of the Performance RSUs	20-day average trading price of the Shares equals at least $8
One-third of the Performance RSUs	20-day average trading price of the Shares equals at least $10

Change of Control Vesting. In the event of the occurrence of a Change of Control, each Tranche of the Performance RSUs that remains unvested as of the date of the Change of Control shall be deemed Earned Performance RSUs as determined in the table below, where “G” is the closing price of a share of Stock on the Date of Grant and “P” is the per Share value paid to stockholders of the Company in the Change of Control and such Earned Performance RSUs shall thereafter vest solely in accordance with the time-vesting schedule described above (i.e., 20% on each anniversary of the Date of Grant) and shall no longer be subject to any performance-based vesting conditions. In the event Employee’s employment is terminated within 12 months following the Change of Control, either by the Company by reason of a “Involuntary Termination without Cause” or by Employee by reason of a “Constructive Termination” (as such terms are defined in Appendix A), any Earned Performance RSUs will vest in full on the date of such termination.

Change in Control Performance RSU Performance Vesting Formula

CIC Price (“P”)	$6 Tranche ( 1⁄3)	$8 Tranche ( 1⁄3)	$10 Tranche ( 1⁄3)	Total Earned*

P < $6	(P–G) ÷ (6–G)	(P–G) ÷ (8-G)	(P–G) ÷ (10-G)	1⁄3 × [(P-G)÷(6-G) + (P–G)÷(8-G) + (P–G)÷(10-G)]

$6 ≤ P < $8	Earned	(P–G) ÷ (8-G)	(P–G) ÷ (10-G)	1⁄3 + 1⁄3 × [(P–G)÷(8-G) + (P–G)÷(10-G)]

$8 ≤ P < $10	Earned	Earned	(P–G) ÷ (10-G)	2⁄3 + 1⁄3 × [(P–G)÷(10-G)]

P ≥ $10	Earned	Earned	Earned	100%

Unless otherwise defined herein or in Appendix A, capitalized terms herein or in Appendix A shall have the defined meanings ascribed to them in the Plan.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in this Agreement (including Appendix A) and the Plan. For example, important additional information on vesting and forfeiture of the Performance RSUs is contained in paragraphs 3 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

OREXIGEN THERAPEUTICS, INC.	EMPLOYEE

[NAME]	[NAME]

[TITLE]

Date:	Date:

Address:	Address:

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE RESTRICTED STOCK UNITS

Grant #

1. Grant. The Company hereby grants to the Employee under the Plan an award of that number of Performance RSUs set forth on the first page of this Agreement, subject to all of the terms and conditions in this Agreement and the Plan.

2. Company’s Obligation to Pay. Each Performance RSU has a value equal to the Fair Market Value of a share of Stock on the date it becomes vested. Unless and until the Performance RSUs will have become Earned Performance RSUs and will have vested in the manner set forth in this Agreement, the Employee will have no right to payment of any such Performance RSUs. Prior to actual payment of any vested Performance RSUs, such Performance RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Terms. Subject to paragraph 4, the Performance RSUs awarded by this Agreement will vest, if at all, in the Employee according to the vesting schedule and vesting terms set forth on the first page of this Agreement (the “Vesting Schedule”), subject to the Employee’s continuing to be an Eligible Individual on such dates.

4. Forfeiture upon Termination as Eligible Individual. Notwithstanding any contrary provision of this Agreement and subject to the Change of Control Vesting set forth in this Agreement, if the Employee terminates service as an Eligible Individual for any or no reason, the then-unvested Performance RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company and the Employee shall have no further rights thereunder.

5. Payment after Vesting.

(a) Shares of Stock subject to any Performance RSUs that have become Earned Performance RSUs and that vest in accordance with the Vesting Schedule will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in whole shares of Stock on each of the first five anniversaries of the Date of Grant (each, a “Distribution Date”), in each case not later than ten days following each Distribution Date, with respect to shares of Stock subject to those Performance RSUs that have vested prior to each such date (without regard to whether the Employee is employed on such Distribution Date).

(b) The Employee hereby consents that to the extent determined appropriate by the Company, all taxes, including but not limited to, any federal, state, local and other withholding taxes with respect to such Performance RSUs, will be paid by reducing the number of shares of Stock actually paid to the Employee.

6. Forfeiture of Performance RSUs. Any Performance RSUs that have not become Earned Performance RSUs and have not vested as of the fifth anniversary of the Date of Grant will expire and terminate and Employee shall have no further rights or interests in the Performance RSUs.

7. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee.

8. No Effect on Employment. This Agreement is not an employment contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Employee’s part to continue in the employ of the Company, or of the Company to continue the Employee’s employment with the Company. The Employee’s employment with the Company is on an at-will basis only.

9. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on this Agreement, and any notice to be given to the Employee shall be addressed to the Employee at the address given beneath the Employee’s signature on this Agreement. By a notice given pursuant to this Section 9, either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the person having any rights with respect to the Performance RSUs as determined pursuant to Section 10 of the Plan, in accordance with this Section 9. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. .

10. Grant is Not Transferable. Except to the limited extent provided in paragraph 5, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Stock to the Employee (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance RSUs have become Earned Performance RSUs and whether or not such Earned Performance RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

17. Amendment. The Committee may amend, terminate or revoke this Agreement in any respect to the extent determined necessary or desirable by the Committee in its discretion to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Employee expressly understands and agrees that no additional consent of Employee shall be required in connection with such amendment, termination or revocation.

18. Definitions. For purposes of this Agreement and the Performance RSUs granted hereunder, the following defined terms shall have the meanings set forth below, provided that, if the Employee is a party to an employment agreement with the Company which contains any of the defined terms below, the meanings set forth in the Employee’s employment agreement shall govern the terms of this Agreement and the Performance RSUs granted hereunder.

(i)   “Cause” means the occurrence of any of the following events: “Cause” means the occurrence of any of the following events: (a) Employee’s conviction of or plea of guilty or nolo contendere to any felony or a crime of moral turpitude; (b) Employee’s continued failure or refusal to follow lawful and reasonable lawful and reasonable policies and regulations of the Company or its affiliates; (c) Employee’s continued failure to faithfully and diligently perform the assigned duties of Employee’s employment with the Company or its affiliates; (d) unprofessional, unethical, immoral or fraudulent conduct by Employee; (e) conduct by Employee that materially discredits the Company or any affiliate or is materially detrimental to the reputation, character and standing of the Company or any affiliate; or (f) Employee’s material breach of this Agreement, the Proprietary Information and Inventions Agreement, the Company’s Code of Conduct and/or Insider Trading Policy, or any other contractual, fiduciary, or statutory duty owed to the Company.

An event described in Section 18(i)(b) through Section 18(i)(f) herein shall not be treated as “Cause” until after Employee has been given written notice of such event, failure, conduct or breach and Employee fails to cure such event, failure, conduct or breach within 30 days from such written notice; provided, however, that such 30-day cure period shall not be required if the event, failure, conduct or breach is incapable of being cured. Failure of the Company to meet financial or performance targets or goals shall not be deemed to be a breach pursuant to Sections 18(i)(b) or 18(i)(c) herein.

(ii)   “Constructive Termination” means Employee’s resignation from all positions Employee then holds with the Company because of: (a) a material reduction in the level of responsibility associated with Employee’s employment with the Company or any surviving entity (other than a change in job title or officer title) as compared to Employee’s level of responsibility just prior to the reduction; provided, however, that a merger or acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring corporation will not by itself result in a material reduction in Employee’s level of responsibility; (b) a material reduction in Employee’s level of base salary (except for any reduction imposed equally upon all other similarly-situated Company employees); or (c) a relocation of Employee’s principal place of employment by more than 50 miles (other than reasonable business travel required as part of the job duties associated with Employee’s position); provided, however, that (A) such change, reduction or relocation is effected by the Company without Cause and without Employee’s consent; (B) Employee first provides the Company with written notice of the condition described in (a), (b) or (c) above not later than sixty (60) days following its initial occurrence; (iii) the Company is permitted the opportunity to cure such condition within a period of forty-five (45) days following such written notice; and (iv) Employee resigns from employment within thirty (30) days following the end of such cure period, assuming that the condition has not been cured.

(iii)   “Involuntary Termination Without Cause” means Employee’s dismissal or discharge by the Company other than for Cause. The termination of Employee’s employment as a result of Employee’s death or disability will not be deemed to be an Involuntary Termination Without Cause.